Exhibit 10.18

                                    SJW CORP.

                                  STOCK OPTION
                      DIVIDEND EQUIVALENT RIGHTS AGREEMENT
             AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2005
             -------------------------------------------------------


RECITALS
--------

     A. Participant has been granted one or more stock options to purchase shares of the Corporation's Common Stock under the Plan (the "Options"). The Options also provide Participant with dividend equivalent rights with respect to the shares of Common Stock subject to those Options. Each such option is evidenced by a Notice of Grant and Stock Option Agreement (collectively, the "Option Agreement").

     B. The Options with such dividend equivalent rights are more particularly identified in attached Schedule A.

     C. The terms and conditions governing those dividend rights are currently set forth in a Dividend Equivalent Rights Agreement for each such Option (or other written document evidencing those dividend equivalent rights with respect to one or more of the Options). Each such agreement or other written document shall hereinafter be referred to collectively as the "Rights Agreement".

     D. Proposed Treasury Regulations under Code Section 409A establish certain requirements with respect to the payment of dividend equivalent rights which must be satisfied in order to adverse income tax consequences to Participant. Those requirements will apply to the portion of each Option which was not vested and exercisable as of December 31, 2004.

     E. The purpose of this amended and restated Agreement is to amend each of the Rights Agreements relating to the Options so as to conform the terms and conditions of each such agreement to the applicable distribution requirements of Code Section 409A and the proposed Treasury Regulations thereunder.

     F. All capitalized terms in this Agreement shall have the meaning assigned to them in the Plan and the applicable Option Agreements.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. Each of the Rights Agreements pertaining to the Options, to the extent those agreements pertain to Options (or portions thereof) which were not vested and exercisable as of December 31, 2004 is hereby amended and restated as follows, retroactive to January 1, 2005, with respect to each covered Option (or portion thereof):

               (i) An Option Deferred Stock Account with respect to the Option shall continue to be maintained for the Participant on the books and records of the Corporation.

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               (ii)  Each  time  a  dividend   is  paid  on  the   Corporation's
          outstanding shares of Common Stock after the Grant Date, the Option Deferred Stock Account will be credited with a dollar amount equal to the amount of that dividend paid per share multiplied by the number of shares of Common Stock at the time subject to the Option (plus the number of shares previously credited to the Option Deferred Stock Account pursuant to the dividend equivalent rights hereunder) as of the record date for the dividend; provided, however, that no further amounts shall be credited after the earlier of the fourth anniversary of the Grant Date or the first exercise of the Option.

               (iii) As of the first business day in January each year, the cash dividend amounts credited to the Option Deferred Stock Account during the immediately preceding calendar year shall be converted into a book entry of an additional number of shares of Common Stock determined by dividing (i) those cash dividend equivalent amounts by (ii) the average of the Fair Market Value per share of Common Stock on each of the dates in the immediately preceding calendar year on which those dividend amounts were credited to the Option Deferred Stock Account.

               (iv) The shares credited to the Option Deferred Stock Account will vest at the same time and in the same manner as the Option Shares to which they are attributable vest. The shares which so vest shall be distributed to the Participant in the form of actual shares of Common Stock issued under the Plan on the earlier of the following dates (the "Distribution Date"): (i) the fourth anniversary of the Grant Date of the Option or (ii) the date of the Participant's separation from service (as determined in accordance with the provisions of Code
          Section 409A and the applicable Treasury Regulations thereunder) or as soon after such Distribution Date as administratively practicable, but in no event later than the end of the calendar year in which the Distribution Date occurs or (if later) the fifteenth day of the third calendar month following such date. Such payment shall be subject to the Corporation's collection of all applicable withholding taxes. In no event shall any shares of Common Stock credited to the Option Deferred Stock Account be distributed to the Participant if and to the extent those shares do not vest in accordance with the foregoing provisions.

               (v) Notwithstanding any provision to the contrary in the Plan, the Option Agreement or this Agreement, no distribution which becomes due and payable by reason of the Participant's separation from service shall be made to a Participant prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of such separation from service or (ii) the date of his or her death, if the Participant is deemed at the time of such separation from service to be a "key employee" within the meaning of that term under Code Section 416(i) and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Upon the expiration of the applicable Code Section 409A(a)(2) deferral period, all distributions deferred pursuant to this subparagraph shall be paid in a lump sum to the Participant.

     2. This Amended and Restated Dividend Equivalent Rights Agreement shall, with respect to each Option identified in attached Schedule A, replace the Rights Agreement in effect for that Option immediately prior hereto, but only to the extent that Option was not vested and exercisable as of December 31, 2004. Except for the modifications effected by this Agreement, all the terms and provisions of each Option shall continue in full force and effect and shall continue to be governed by the terms of the Plan and the applicable Option Agreement and (to the extent that Option was vested and exercisable as of December 31, 2004) the Dividend Equivalent Rights Agreement in effect for that Option immediately prior hereto.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the _______ day of _______________, 2006.



                               SJW CORP.

                               By: ______________________________________

                               Title: ____________________________________



                               __________________________________________
                                               PARTICIPANT

                                   SCHEDULE A

                            LIST OF COVERED OPTIONS*
                            ------------------------



  Grant         Exercise Price              Option               Expiration
  Date           Per Share ($)             Shares (#)                Date
  ----           -------------             ----------                ----










_______________________
* The listed options are subject to this Amended and Restated Dividend Equivalent Rights Agreement only to the extent those options were not vested and exercisable as of December 31, 2004.